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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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PNM Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PNM Resources, Inc. Alvarado Square Albuquerque, NM 87158

Notice of Annual Meeting of Shareholders
Tuesday, May 18, 2004
9:00 a.m., Mountain Daylight Time
South Broadway Cultural Center
1025 Broadway, SE
Albuquerque, New Mexico

April 7, 2004

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 18, 2004, at 9:00 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway, SE, Albuquerque, New Mexico. A map to the meeting location is included on the back page of this proxy statement. At the meeting, shareholders are being asked to:

  •
  elect four (4) directors,

  •
  act upon a proposal to approve the appointment of Deloitte & Touche LLP, as independent public accountants for 2004, and

  •
  transact any other business properly brought up at the meeting.

        Holders of PNM Resources' common stock of record at the close of business on March 30, 2004, may vote at the meeting.

        This proxy statement and proxy card are being distributed on or about April 7, 2004. Your vote is important. The continuing interest of our shareholders in the business of PNM Resources is appreciated and we hope you will be able to attend.

                      Sincerely,

                      Jeffry E. Sterba
                      Chairman of the Board, President and
                      Chief Executive Officer

i

PNM Resources, Inc.
Proxy Statement for 2004 Annual Meeting of Shareholders
Tuesday, May 18, 2004

SUMMARY OF PROPOSALS YOU ARE ASKED TO VOTE ON

        This proxy statement summarizes the information you need to know to vote at the 2004 Annual Meeting of Shareholders ("Annual Meeting"). You do not need to attend the Annual Meeting to vote your shares. We first mailed the proxy statement and proxy card to shareholders on or about April 7, 2004.

Proposal 1—Election of Directors

        Four (4) current directors are recommended for election to the Board of Directors at the Annual Meeting. Detailed information on all of these nominees is provided on pages 4 through 5. Directors are elected for a three-year term. If a nominee becomes unavailable for election, proxy holders will vote for another nominee proposed by the Board.

        The Board of Directors unanimously recommends a vote FOR each director nominee.

Proposal 2—Approval of Independent Public Accountants

        The Audit and Ethics Committee of the Board of Directors, which is composed entirely of independent non-employee directors, selects and hires the independent public accountant to audit the Company's books, subject to ratification by the Company's shareholders. The Audit and Ethics Committee has selected Deloitte & Touche LLP to audit the Company's consolidated financial statements for the fiscal year beginning January 1, 2004.

        A representative of Deloitte & Touche LLP will be available at the Annual Meeting to respond to questions and to make any statement the representative may desire. If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit and Ethics Committee will reconsider its recommendation.

        The Board of Directors unanimously recommends a vote FOR the appointment of Deloitte & Touche LLP, as independent public accountants for fiscal year 2004.

INTRODUCTION

        PNM Resources, Inc. ("PNM Resources" or the "Company") trades on the New York Stock Exchange ("NYSE") under the "PNM" ticker symbol. Public Service Company of New Mexico ("PNM") is the principal subsidiary of PNM Resources, serving approximately 450,000 natural gas customers and 390,000 electric customers in New Mexico. PNM also sells power on the wholesale market in the western United States.

GOVERNANCE

        The Board of Directors of PNM Resources (the "Board") recognizes the importance of corporate governance to the proper management of the Company and has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations, and the Board has chosen those practices they believe to be in the best interests of its investors. Because the Board recognizes the on-going debate with regard to corporate governance practices, it has charged its Governance and Public Policy Committee with reviewing the principles at least annually (or more often if necessary) and to recommend any necessary changes to the Board.

        The Corporate Governance Principles document is attached as Appendix A and can also be found on PNM Resources' website at www.pnm.com/governance. The principles set forth key practices and address the following:

  •
  Responsibilities of the Board
  •
  Process for Director Nominations
  •
  Director Qualifications
  •
  Director Independence
  •
  Planning/Oversight Functions
  •
  Director Service

CODE OF ETHICS

        The Company has adopted a code of ethics, Do the Right Thing-Principles of Business Conduct, that applies to all directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Compliance Department, PNM Resources, Inc., Alvarado Square, MS-2804, Albuquerque, New Mexico 87158. Do the Right Thing is also available on our website at www.pnm.com/governance. The Company intends to post amendments to or waivers for executive officers and directors from its code of ethics at this location on its website. The Board has not permitted any waiver of any ethics policy for any director or executive officer and there is a strong presumption against waivers. If any waiver were ever to be granted, it must be accompanied by terms and conditions sufficient to protect the Company.

        Concerns relating to financial statement disclosures, accounting, internal accounting controls or auditing matters and other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit and Ethics Committee that are posted on our website at www.pnm.com/governance. We have also established a confidential hotline through which employees may report concerns about the Company's business practices.

ATTENDANCE AND VOTING MATTERS

        Admission tickets will be distributed at the registration tables in the lobby of the South Broadway Cultural Center prior to the Annual Meeting. Attendance is limited to shareholders of record on March 30, 2004. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

        For your convenience, we have established four easy methods for voting:

In Person:	You can attend and cast your vote at the Annual Meeting.
By Telephone:	For automated telephone voting, call 1-800-435-6710 (toll free) (Please refer to the instructions on the enclosed proxy card.)
By Internet:
Access http://www.eproxy.com/pnm (Please refer to the instructions on the enclosed proxy card.) Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be paid by the shareholder.
By Mail:	Simply return your executed proxy card in the enclosed postage-paid envelope.

        Your shares will be voted in the manner you indicate. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, and FOR the approval of the selection of Deloitte & Touche LLP, as independent public accountants, and on all other matters in accordance with their best judgment. You can revoke your proxy at any time before it is exercised and vote your shares in person if you attend the meeting.

        Each share of PNM Resources' common stock you own entitles you to one vote. As of March 30, 2004, there were 40,258,997 shares of PNM Resources' common stock outstanding.

        The Quorum Requirement—A quorum of shareholders is necessary to hold a valid meeting. If at least a majority of the outstanding common stock of PNM Resources is represented at the Annual Meeting, in person or by proxy, a quorum will exist.

        Vote Necessary for Action—A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources' common stock present, in person or by proxy, at the Annual Meeting are required to elect directors and approve the selection of independent public accountants. Abstentions will have the effect of a vote against these matters while "broker non-votes" will not be counted in calculating voting results on these matters.

        Shares Held in Street Name—If you do not return your proxy and your shares are held in street name, your brokerage firm, under certain circumstances may vote your shares. Brokerage firms have authority under NYSE rules to vote customers' unvoted shares on some "routine" matters. Current NYSE rules provide that the two proposals described in this proxy statement are considered routine matters.

        If you do not give a proxy to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures that your shares will be voted at the meeting.

        You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

        Shares Held in the Retirement Savings Plan—If you are a participant in the PNM Resources, Inc. Retirement Savings Plan ("401(k) Plan"), formerly known as the Master Employee Savings Plan and Trust, and shares of PNM Resources have been allocated to your account under the PNM Resources

Stock Fund investment option of the 401(k) Plan, then you will receive a separate vote authorization form and supplemental materials on voting instructions for these shares from the Corporate Investment Committee.

        Voting Registered Shares and Shares Held in 401(k) Plan—Please use the enclosed proxy card to vote your registered shares, which includes shares purchased by employees through the Employee Stock Purchase Plan prior to the record date. Thus, if you are a registered shareholder and have shares allocated to your 401(k) Plan account, you will need to vote your registered shares with the proxy card and vote your 401(k) Plan shares with the 401(k) Plan vote authorization form.

        Matters Raised at the Meeting not Included in this Proxy Statement—The Board knows of no other business to be conducted at the Annual Meeting other than those matters discussed in this proxy statement. If any other matter is properly presented, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on those matters.

PROPOSAL 1: ELECTION OF DIRECTORS (PROPOSAL 1 ON YOUR PROXY CARD)

General Information

        The Board is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Shareholders to serve for a three-year term. The Board elected Mr. Adelmo E. Archuleta and Dr. Joan B. Woodard as directors on July 15, 2003. Mr. Archuleta was elected to serve the unexpired term of Mr. Paul F. Roth, who retired from the Board on May 13, 2003. Dr. Woodard was elected to serve the unexpired term of Ms. Joyce A. Godwin, who retired from the Board on October 7, 2003. In accordance with New Mexico law, Mr. Archuleta is being nominated for election at this year's Annual Meeting in addition to the class of directors with terms expiring this year. Mr. Theodore F. Patlovich will complete his Board service on May 18, 2004, and in accordance with the Articles of Incorporation and the Bylaws, the Board approved a resolution setting the number of Board members to nine (9), effective with the 2004 Annual Meeting.

        If a nominee becomes unavailable for election, proxy holders will vote for another nominee proposed by the Board.

DIRECTORS NOMINATED THIS YEAR

Terms Expiring in 2007 (Class "C" Directors)

Bonnie S. Reitz
PNM Resources Director since July 16, 2002

Ms. Reitz, age 51, is a resident of St. Petersburg, Florida, and is the owner/founder of InsideOut…Culture to Customer, a business consulting company. Ms. Reitz retired in 2003 as Senior Vice President for Sales and Distribution of Continental Airlines. Ms. Reitz is a 1974 Purdue graduate who started her career as a part-time Spanish teacher at Norfolk Virginia High School. She began her career in the airline industry in 1977. Other directorships include the local and national organizations of Dress for Success. Ms. Reitz currently serves on the Human Resources and Compensation Committee and the Governance and Public Policy Committee.

Jeffry E. Sterba
PNM Resources/PNM Director since 2000

Mr. Sterba, age 49, is a resident of Albuquerque, New Mexico, and is Chairman, President and Chief Executive Officer of PNM Resources. Mr. Sterba continues to serve as Chairman, President and Chief Executive Officer of its wholly owned utility subsidiary, PNM. Mr. Sterba became President of PNM on March 6, 2000, became President and CEO of PNM on June 6, 2000, and was elected Chairman of the Board of PNM on October 1, 2000. Previously, Mr. Sterba served as Executive Vice President of USEC, Inc., from January 1999 to February 2000. Before joining USEC in January 1999, Mr. Sterba was Executive Vice President and Chief Operating Officer of PNM overseeing all of PNM's business units. During his previous years at PNM, Mr. Sterba held various executive positions and was responsible for bulk power services, corporate strategy and asset restructuring, retail electric and water services, and electric business development and finance. Other directorships include: Wells Fargo Bank, N.A., Community Board; Edison Electric Institute; Electric Power Research Institute; and the U. S. Chamber of Commerce.

Joan B. Woodard, Ph.D.
PNM Resources Director since July 15, 2003

Dr. Woodard, age 51, is a resident of Albuquerque, New Mexico, and is Executive Vice President and Deputy Director of Sandia National Laboratories in Albuquerque. She holds a doctorate degree in Mechanical Engineering from the University of California. She is responsible for the labs' programs, operations, staff, and facilities, and for developing policy and assuring implementation. She chairs the laboratory management councils of Mission and Risk Management Oversight. Dr. Woodard currently serves on the Governance and Public Policy Committee and the Finance Committee. Dr. Woodard also currently serves as the presiding director of the independent directors' meetings.

Term Expiring in 2005 (Class "A" Director)

Adelmo E. Archuleta
PNM Resources Director since July 15, 2003

Mr. Archuleta, age 53, is a resident of Albuquerque, New Mexico, and holds a master's degree in Civil Engineering from New Mexico State University ("NMSU"). He joined Molzen-Corbin & Associates, a New Mexico consulting engineering and architecture firm in 1975, and has led the firm as its President and Chief Executive Officer since 1982. He recently completed a six-year term on the Board of Regents at NMSU, having served as Vice President and President of the Board. He is a recent Past Chairman of the Greater Albuquerque Chamber of Commerce. Most recently, he was appointed to the New Mexico State Board of Education, and elected as the State Board's President. Mr. Archuleta currently serves on the Audit and Ethics Committee and the Human Resources and Compensation Committee.
The Board of Directors unanimously recommends a vote FOR each director nominee.

DIRECTORS CONTINUING IN OFFICE

Terms Expiring in 2006 (Class "B" Directors)

Robert G. Armstrong
PNM Resources/PNM Director since 1991

Mr. Armstrong, age 57, is a resident of Roswell, New Mexico, and is the President of Armstrong Energy Corporation, an oil and gas exploration and production company in Roswell, New Mexico. Mr. Armstrong currently serves on the Audit and Ethics Committee and the Governance and Public Policy Committee.

Manuel T. Pacheco, Ph.D.
PNM Resources/PNM Director since 2001

Dr. Pacheco, age 62, is a resident of Scottsdale, Arizona, and retired in 2003 as the President of the University of Missouri System. From 1984 to 1997, he served as President of various universities, including the University of Arizona and the University of Houston. He holds a doctorate degree in Foreign Language Education. Dr. Pacheco currently serves as Chair of the Governance and Public Policy Committee and is a member of the Human Resources and Compensation Committee.

Robert M. Price
PNM Resources/PNM Director since 1992

Mr. Price, age 73, is a resident of Edina, Minnesota, and has been President of PSV Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer of Control Data Corporation, a mainframe computer manufacturer and business services provider. Other directorships include: Affinity Technology Group, Inc. and Datalink Corporation. Mr. Price currently serves as Chair of the Human Resources and Compensation Committee and is a member of the Finance Committee.

Terms Expiring in 2005 (Class "A" Directors)

R. Martin Chavez, Ph.D.
PNM Resources/PNM Director since 2001

Dr. Chavez, age 40, is a resident of New York, New York, and is the Chairman and Chief Executive Officer of Kiodex, Inc., of New York, New York. Dr. Chavez is an expert in financial engineering, decision analysis, computational complexity theory, and large-scale software architecture. From 1997-2000, he advised hundreds of corporations and sovereign governments on risk management and mitigation as Director and Global Head of Energy Derivatives at Credit Suisse Financial Products and Credit Suisse First Boston. He holds a doctorate degree in Medical Information Sciences from Stanford University, an SM in Computer Science from Harvard University, and an AB magna cum laude in Biochemical

Sciences from Harvard College. Dr. Chavez currently serves as Chair of the Finance Committee and is a member of the Audit and Ethics Committee. The Board of Directors has determined that Dr. Chavez qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC") regulations.

Julie A. Dobson
PNM Resources Director since July 16, 2002

Ms. Dobson, age 47, is a resident of Potomac, Maryland, and was Chief Operating Officer and one of the founding principals of TeleCorp PCS, a wireless/mobile phone company serving more than a million customers when sold to AT&T Wireless. She earned an MBA in Finance at the University of Pittsburgh before beginning a long career in what became Verizon, starting in sales with Bell of Pennsylvania, and concluding as president of one of the company's non-regulated businesses, Bell Atlantic Mobile (New York). Other directorships include: Safeguard Scientifics, Inc., Wayne, Pennsylvania; INA Trust, Philadelphia, Pennsylvania; and LCCI, McLean, Virginia. Ms. Dobson currently serves as Chair of the Audit and Ethics Committee and is a member of the Finance Committee. The Board of Directors has determined that Ms. Dobson qualifies as an "audit committee financial expert" as defined by the SEC regulations.

BOARD OF DIRECTORS

        The Board of Directors has affirmatively determined that all of the directors, except Jeffry E. Sterba, are independent of PNM Resources and its management. Mr. Sterba is considered an inside director because of his employment as the senior executive. In addition to determining that all of the non-employee directors of PNM Resources satisfy all of the specific independence criteria set forth in the NYSE listing standards, the Board determined that there were no direct or indirect relationships between PNM Resources and each non-employee director (other than service on the Board or a Board committee).

        Shareholders wishing to communicate with the Board of Directors, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, New Mexico 87158. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, c/o Corporate Secretary, and with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company's website at www.pnm.com/governance for any changes in this process.

        The Chairman of the Board presides at all meetings of the shareholders and of the Board. In circumstances where the independent directors meet without the Chairman, the Board selects a presiding director. A presiding director is selected each year. The director selected is responsible for facilitating and chairing the independent directors' meetings scheduled for that year. The independent directors meet at least twice a year without management present and will meet more often as the need arises.

        Shareholders and other interested parties wishing to communicate directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, New Mexico 87158.

        In 2003, the full Board met five times. The independent directors held two regularly scheduled meetings in 2003. Attendance in 2003 at full Board and committee meetings exceeded 96 percent.

        Directors are encouraged to attend the Annual Shareholder Meeting, and as stated in the Corporate Governance Principles (Appendix A), directors are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. At the 2003 Annual Meeting held on May 13, 2003, all members comprising the Board at that time attended.

DIRECTORS' SERVICE POLICY

        On February 19, 2002, the Board adopted a revised Directors' Service Policy addressing various aspects of board service, retirement practices, terms of office and inside directors. The Directors' Service Policy can be found on page A-7 of the Corporate Governance Principles document (Appendix A) and on the Company's website at www.pnm.com/governance.

BOARD COMMITTEES AND THEIR FUNCTIONS

        The Board has four standing committees: Audit and Ethics Committee, Finance Committee, Governance and Public Policy Committee, and the Human Resources and Compensation Committee. Two committees reorganized on October 7, 2003, to better manage the governance and compensation responsibilities of the Board. The responsibilities of the former Customer Policy Committee and the governance responsibilities of the former Board Governance and Human Resources Committee are now incorporated in the Governance and Public Policy Committee. The human resource and compensation responsibilities of the former Board Governance and Human Resources Committee are now reflected in the Human Resources and Compensation Committee. A summary of the Committee responsibilities is included below. The number of meetings held in 2003 is inclusive of the previously titled committees.

Audit and Ethics Committee

Members:	Four independent, non-employee directors: Julie A. Dobson (Chair), Adelmo E. Archuleta, Robert G. Armstrong, R. Martin Chavez
Number of Meetings held in 2003:	Seven
Functions:	• Oversees integrity, adequacy and effectiveness of internal controls, audits, business ethics and corporate compliance program, and financial reporting process.
• Assesses and ensures the independence, qualifications and performance of the independent auditor, and approves the independent auditor services and fees.
• Reviews the Company's annual risk assessment process.
• Reviews and approves the Company's annual audited financial statements before issuance, subject to the Board's approval.
Charter:	A copy of the Audit and Ethics Committee Charter may be found in Appendix B to this proxy statement and can also be found at www.pnm.com/governance.
Evaluation:	The Audit and Ethics Committee will conduct an evaluation of its performance in 2004.
Financial Experts:
The Board has unanimously determined that all Audit and Ethics Committee members are financially literate under current NYSE listing standards, and in addition, Dr. R. Martin Chavez and Ms. Julie A. Dobson qualify as "audit committee financial experts" within the meaning of SEC regulations.

        The Audit and Ethics Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Finance Committee

Members:	Five independent, non-employee directors: R. Martin Chavez (Chair), Julie A. Dobson, Theodore F. Patlovich, Robert M. Price, Joan B. Woodard
Number of Meetings held in 2003:	Four
Functions:	• Reviews financial policies and performance objectives, including dividend policy.
• Reviews and recommends to the Board the Company's capital structure, including debt issuances.
• Oversees the Company's pension fund governance, performance, and funding level.
Charter:	A copy of the Finance Committee Charter may be found in Appendix C to this proxy statement and can also be found at www.pnm.com/governance.
Evaluation:	The Finance Committee will conduct an evaluation of its performance in 2004.

Governance and Public Policy Committee

Members:	Four independent, non-employee directors: Manuel T. Pacheco (Chair), Robert G. Armstrong, Bonnie S. Reitz, Joan B. Woodard
Number of Meetings held in 2003:	Five*
Functions:	•	Recommends candidates for election to the Board.
	•	Develops policy on composition, size of the Board as well as tenure and retirement of directors.
	•	Recommends Board compensation levels and stock ownership guidelines.
	•	Recommends to the Board a set of corporate governance principles applicable to the Company.
	•	Oversees the evaluation of the Board.
	•	Oversees the Company's public responsibilities and corporate citizenship.
Charter:	A copy of the Governance and Public Policy Committee Charter may be found in Appendix D to this proxy statement and can also be found at www.pnm.com/governance.
Evaluation:	The Governance and Public Policy Committee will conduct an evaluation of its performance in 2004.

        The Governance and Public Policy Committee will consider director candidates proposed by shareholders. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications, appropriate biographical information and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

  •
  Each director should be an individual of the highest character and integrity, have an inquiring mind, vision, the ability to work well with others, and exercise good judgment;
  •
  Each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
  •
  Each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;
  •
  Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;
  •
  Each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and
  •
  Each director should have an equity ownership interest in the Company prior to commencing service on the Board. Each director's ownership interest should increase over time, consistent with applicable trading guidelines, so that an appropriate amount of stock is accumulated.

        General Board attributes and director qualifications can also be found on page A-3 of the Corporate Governance Principles document (Appendix A).

        The Board Governance and Human Resources Committee recommended Dr. Woodard and Mr. Archuleta for Board membership. No third party fees were paid in 2003 for identifying Board candidates.

        (*Four meetings held under the committee name Customer Policy Committee.)

Human Resources and Compensation Committee

Members:	Five independent, non-employee directors: Robert M. Price (Chair), Adelmo E. Archuleta, Manuel T. Pacheco, Theodore F. Patlovich, Bonnie S. Reitz
Number of Meetings held in 2003:	Seven*
Functions:	• Reviews and determines executive compensation policies of the Company.
• Oversees the performance evaluation process of the CEO.
• Reviews and approves employee benefit plans.
Charter:	A copy of the Human Resources and Compensation Committee Charter may be found in Appendix E to this proxy statement, and can also be found at www.pnm.com/governance.
Evaluation:	The Human Resources and Compensation Committee will conduct an evaluation of its performance in 2004.

        (*Six meetings held under the committee name Board Governance and Human Resources Committee.)

PNM Resources' Common Stock Owned by Executive Officers and Directors
(As of March 20, 2004)

	Amount and Nature of Shares Beneficially Owned(a)
Name	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Adelmo E. Archuleta	500	5,000	*
Robert G. Armstrong	4,697	21,000	*
R. Martin Chavez	1,427	10,000	*
Julie A. Dobson	1,500	9,000	*
Roger J. Flynn	6,135	0	*
John R. Loyack	3,632	901	*
Max H. Maerki (d)	2,225	37,767	*
Manuel T. Pacheco	435	10,000	*
Theodore F. Patlovich(e)	2,000	10,000	*
Robert M. Price	2,000	16,000	*
William J. Real	6,721	30,666	*
Bonnie S. Reitz	1,500	9,000	*
Jeffry E. Sterba	16,115	338,070	*
Joan B. Woodard	1,010	5,000	*
Directors and Executive Officers as a Group (17)	63,752	723,862	1.96%

(a)
Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.

(b)
Shares held in the individual's name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual's account.

(c)
The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after March 20, 2004, and number of shares that executive officers have a right to acquire through the Executive Savings Plan upon the participant's death or termination of employment. As of March 20, 2004, the Executive Savings Plan share rights consist of 3,071 shares of the 338,070 shares reported for Jeffry E. Sterba and an additional 1,361 shares of the 723,862 shares reported for directors and executive officers as a group.

(d)
Max H. Maerki retired from the Company on February 27, 2004.

(e)
Theodore F. Patlovich will complete his term as director on May 18, 2004, and is not seeking re-election at the Annual Meeting.

        *Less than 1% of PNM Resources' outstanding shares of common stock.

Ownership of More than Five Percent of PNM Resources' Common Stock

	Voting Authority		Dispositive Authority
					Total Amount	Percent of Class
Name and Address	Sole	Shared	Sole	Shared
Cascade Investment, L.L.C.(1) 2365 Carillon Point Kirkland, Washington 98033	3,694,100	0	3,694,100	0	3,694,100	9.4%
Barclays Global Investors, NA.,(2) Murray House 1 Royal Mint Court London, England EC3 NHH	2,899,123	0	2,899,123	0	2,899,123	7.21%
AXA Financial, Inc.(3) 1290 Avenue of the Americas New York, New York 10104	1,812,811	12,700	1,868,582	357,600	2,226,182	5.5%

(1)
As reported on Schedule 13G dated February 12, 2003, filed with the SEC by Cascade Investment, L.L.C. ("Cascade"). The filing reported that all shares held by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade.

(2)
As reported on Schedule 13G dated December 31, 2003, filed with the SEC by Barclays Global Investors, N.A. and Barclays Global Fund Advisors. The filing reported that the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. This filing also reported that Barclays Global Investors, N.A. beneficially owned 2,064,495 shares with sole voting and dispositive power, and Barclays Global Fund advisors beneficially owned 566,043 shares with sole voting and dispositive power.

(3)
As reported on Schedule 13G dated December 31, 2003, filed with the SEC by AXA Financial, Inc., and its affiliates.

        The information provided above is based on reports filed with the SEC. PNM Resources makes no representation as to the accuracy or completeness of the information. These are the only persons known to PNM Resources to be the beneficial owners of more than five percent of PNM Resources' common stock, as of March 30, 2004.

DIRECTOR COMPENSATION

        Of PNM Resources' current directors, only Mr. Sterba is a salaried employee and receives no compensation for serving on the Board. Directors who are not salaried employees of PNM Resources receive compensation for Board service, which currently includes:

Annual Retainer:	$25,000 and 5,000 stock options
Attendance Fees:	$ 1,000 per Board meeting
$ 750 for each Board Committee meeting
$ 600 for each teleconference meeting (less than one hour in duration; regular attendance fees for meetings over one hour in duration)
Committee Chairs:	$ 300 for each Board committee meeting (in addition to attendance fees)

        Under PNM Resources' Director Retainer Plan, non-employee directors will receive their annual retainer in the form of cash and stock options as determined by the Board. The cash portion of the annual retainer is paid in quarterly installments. The options generally vest (become exercisable) on the date of the next Annual Meeting. The exercise price of the option is equal to the fair market value of the common stock on the date of grant. Fair market value is determined by the closing price of the NYSE on the date of the grant.

PERFORMANCE GRAPH

        The following graph assumes that $100 was invested on December 31, 1998, in PNM* Common Stock, the S&P Stock Index, the S&P Mid-Cap Utility Group, and the Philadelphia Utility Index, and that all dividends were reinvested. Historical performance does not necessarily predict future results. The graph includes the S&P Mid-Cap Utility Group, as this peer group better compares with the size/revenues of PNM Resources. The Philadelphia Utility Index will not be included in next year's graph.

Fiscal Year Ended December 31,	1998	1999	2000	2001	2002	2003
PNM Resources*	100	83	143	153	135	166
S & P 500 Index	100	121	110	97	76	97
S & P Mid-Cap Utility Group	100	83	118	108	97	125
Philadelphia Utility Index	100	84	127	107	90	112

        *$100 invested on December 31, 1998, in stock or index—including reinvestment of dividends; fiscal year ending December 31. The graph and table track the performance of PNM common stock through 2001, and following the mandatory share exchange on December 31, 2001, whereby PNM Resources became the publicly traded parent of PNM, thereafter reflect the performance of PNM Resources' common stock.

        The Philadelphia Utility Index includes the following companies: Southern Company, Exelon Corporation, Dominion Resources, Inc., Duke Energy Corporation, Entergy Corporation, American Electric Power, Inc., Ohio Edison Company, FPL Group, Inc., PG&E Corporation, Carolina Power & Light Company, Public Service Enterprise Group, Consolidated Edison, Inc., TXU Corporation, Ameren Corporation, Edison International, XCEL Energy, Inc., DTE Energy Company, AES Corporation, Centerpoint Energy, Inc., and Northeast Utilities.

        The S&P Mid-Cap Utility Group includes the following companies: Alliant Energy Corporation, Black Hills Corporation, DPL, Inc., Duquesne Light Holdings, Inc., Great Plains Energy, Inc., Hawaiian Electric Industries, Idacorp, Inc., Northeast Utilities, Nstar, OGE Energy Corporation, Pepco Holdings, Inc., Wisconsin Energy Corporation, Wisconsin Public Service Corporation, AGL Resources, Inc., WGL Holdings, Inc., Aquila, Inc., Energy East Corp., Equitable Resources, Inc., MDU Resources Group, Inc., National Fuel Gas Company, Oneok, Inc., Questar Corporation, Scana Corporation, Sierra Pacific Resources, Vectren Corporation, and Westar Energy, Inc.

AUDIT AND ETHICS COMMITTEE REPORT

        The following Audit and Ethics Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

        The Committee.    The Audit and Ethics Committee (the "Audit Committee") of the Board of Directors consists of four non-employee directors: Adelmo E. Archuleta, Robert G. Armstrong, Julie A. Dobson, and R. Martin Chavez. Mr. Armstrong chaired the Audit Committee through most of 2003 and in December 2003, Ms. Dobson was elected Chair of the Audit Committee. Each member of the Audit Committee is an independent director as defined by the current NYSE listing standards. In addition, the Board has unanimously determined that all Audit Committee members are financially literate under current NYSE listing standards and that Ms. Dobson and Dr. Chavez, members of the Audit Committee, qualify as "audit committee financial experts" within the meaning of the SEC regulations. The Committee is responsible for monitoring the integrity of PNM Resources' financial statements, PNM Resources' compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of PNM Resources' internal audit function and independent auditors. The Audit Committee also monitors PNM Resources' system of disclosure controls and system of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established. The Committee is also responsible for approving independent auditor services and fees. No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors' fees.

        Revision of Audit Committee Charter.    In December 2003, the Audit Committee revised its charter and recommended its approval by the full Board of Directors. The revised Charter, in Appendix B to this proxy statement, sets forth the Audit Committee's principal accountabilities, including selecting and engaging the independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The updated Charter also may be found on the Company's website located at www.pnm.com/governance.

        Committee Report.    The Audit Committee Report is included in this proxy statement to comply with Item 306 of the SEC Regulation S-K governing disclosures related to Audit Committee members and auditor services. The Audit Committee has prepared the following report for inclusion in this proxy statement. The Audit Committee met seven times during 2003.

        The Board, upon recommendation of the Audit Committee, engaged Deloitte & Touche LLP to serve as independent public accountants for fiscal year 2003 and fiscal year 2004, subject to shareholder approval. No relationship exists between PNM Resources and Deloitte & Touche LLP other than the usual relationship between independent public accountant and client. In 2002, Deloitte & Touche LLP replaced Arthur Andersen LLP ("Andersen") following the request for proposal process discussed below. Subsequently, Deloitte & Touche LLP was engaged to reaudit the years ended December 31, 2000, and December 31, 2001, to provide PNM Resources with results of attestation services performed during these periods in documents filed with the SEC. Andersen is unable to provide PNM Resources with any reports filed with the SEC. The dismissal of Andersen was effective on June 7, 2002, and was reported in a Current Report on Form 8-K dated June 10, 2002, and Form 8-K/A dated June 18, 2002.

        In 1992, the Board adopted an Independent Accountant Evaluation and Selection Policy ("Policy"). The Policy was adopted because the Board considers it desirable to periodically change independent accountants in a manner that maintains the appearance and reality of independence and to obtain new perspectives but not so frequently as to be disruptive or hinder the development of Company and operational in-depth knowledge. According to that Policy, each year the Audit Committee evaluates the quality and cost of services provided by the independent accountants. A major review is conducted every five years that includes a request for proposal unless extraordinary circumstances exist. After fifteen years of continued service, PNM Resources will consider changing independent accountants.

        The Audit Committee has adopted a policy governing audit, audit-related and non-audit fees and services in compliance with the Sarbanes-Oxley Act. The policy requires pre-approval by the Audit Committee of all services to be provided by the independent accountants and allows use of a budget pre-approved by the Audit Committee for identified services. The policy delegates to the Audit Committee chair authority to pre-approve services not covered by the budget between Audit Committee meetings with reports to be made at the following Audit Committee meeting. The policy identifies services that the independent accountants are prohibited from performing, consistent with legal requirements. A copy of this policy is available at www.pnm.com/governance.

        On February 17, 2003, the Audit Committee adopted a process to handle complaints in compliance with the Sarbanes-Oxley Act. On December 16, 2003, the Audit Committee revised procedures for the submission of complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters and other matters involving violations of law. A copy of these procedures is available at www.pnm.com/governance.

        Management is responsible for PNM Resources' internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of PNM Resources' consolidated financial statements in accordance with generally accepted auditing standards and to issue a report. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that PNM Resources' consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly represent the Company's financial position. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the independent accountants the firm's independence.

        Based on the Audit Committee's discussions with management and the independent accountants, the Audit Committee's review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements (including reaudited financial statements for year ending 2001) be included in PNM Resources' Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC.

                      Respectfully Submitted,

                      Audit and Ethics Committee

                      Julie A. Dobson, Chair
                      Adelmo E. Archuleta
                      Robert G. Armstrong
                      R. Martin Chavez

INDEPENDENT AUDITOR FEES

Audit Fees for 2003

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2002, by Deloitte & Touche LLP, the Company's principal accounting firm.

	Fiscal Year Ended (in thousands)
	2003	2002
Audit Fees	582	1,090
Audit-related Fees (a)	551	320
Tax Fees (b)	660	728
All Other Fees (c)	0	0
Total Fees (d)	1,793	2,138
      (a)
      Primarily financial accounting and reporting consultations.

      (b)
      Primarily tax returns, advice and planning.

      (c)
      Primarily all other permitted non-audit services.

      (d)
      The Audit and Ethics Committee has approved all fees.

        The Audit and Ethics Committee reviewed and approved in advance, all audit related and tax services and concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit and Ethics Committee preapproves all auditing services and all permitted non-audit services. The Audit and Ethics Committee also determined that, beginning March 31, 2002, the auditor of PNM Resources' books and records would not be eligible to provide consulting services for PNM Resources without prior approval of the Audit and Ethics Committee and certain services prohibited by law.

PROPOSAL 2: APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 2 ON YOUR PROXY CARD)

        The Board of Directors is recommending that the shareholders approve the selection of Deloitte & Touche LLP as independent public accountants for 2004.

        The Audit and Ethics Committee has performed its annual evaluation of the quality and cost of services provided by Deloitte & Touche LLP and an assessment of auditor independence. The Audit and Ethics Committee reported to the Board complete satisfaction with the services provided by Deloitte & Touche LLP and recommended that Deloitte & Touche LLP be selected as independent public accountants for 2004. The Board agrees with the Audit and Ethics Committee's recommendations, as described in the Audit and Ethics Committee report contained in this proxy statement.

        A representative of Deloitte & Touche LLP will be available at the Annual Meeting to respond to questions and to make any statement the representative may desire. If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit and Ethics Committee will reconsider its recommendation.

        The Board of Directors unanimously recommends a vote FOR the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2004.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

        The following Human Resources and Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

        The Human Resources and Compensation Committee (the "Committee") establishes compensation guidelines and targets based upon the performance of PNM Resources, its subsidiaries and business units, and individual executive officers. The Committee consists of five independent directors. The Committee's goal is to establish a compensation program that:

  •
  links the interests of management and shareholders;
  •
  aligns executive compensation with long-term PNM Resources performance; and
  •
  attracts and retains executives of high caliber and ability.

        For 2003, an assessment of our compensation programs was conducted for PNM Resources using competitive market data specific to the utilities and energy industry. The study consisted of a review of base salary, short-term incentives, long-term incentives, and total direct compensation. This study contributed to the determination of compensation as described below.

Base Salaries

        Executive Officers.    Each year, the Committee reviews base salaries of individual executive officers and their salary ranges. In 2003, base salaries were conservatively tied to the median base salaries of executives in comparable positions within the utilities and energy industry.

        Chief Executive Officer.    On April 12, 2003, Mr. Sterba's salary was increased by $50,000 to $575,000 based on the Committee's evaluation of his performance in the prior year. On October 11, 2003, the Committee increased Mr. Sterba's salary by $65,000 to $640,000 to position his salary closer to market using competitive utility industry data.

Short-Term Incentive Compensation

        Executive Officers and Chief Executive Officer.    In 2003, executive officers, including Mr. Sterba, participated in a short-term incentive plan that included "at risk" cash compensation elements. The plan is designed to pay up to 20 percent of the maximum award opportunity on the achievement of individual, business unit, and company-wide goals. The balance of the award is based on corporate earnings per share ("EPS"). The EPS targets for the plan are approved by the Board on an annual basis. Awards for 2003 performance were paid in March 2004.

Long-Term Incentive Compensation

        Executive Officers and Chief Executive Officer.    Under the Omnibus Performance Equity Plan ("PEP"), the Company has considerable flexibility to structure compensation incentives for officers and employees by rewarding long-term growth and profitability incentives in the evolving competitive environment. The PEP allows for non-qualified stock options, incentive stock options, restricted stock rights, performance shares, performance units, and stock appreciation rights. The Committee believes that stock ownership provides additional incentives for eligible employees to devote their best efforts to the Company's financial success as well as to perform in the best interests of shareholders, customers, and employees.

        Under the PEP, non-qualified stock options are granted to all executive officers on an annual basis. The PEP provides that the Committee, in its sole and absolute discretion, will declare the level of options to be granted.

        Performance shares also may be awarded to all executive officers, including Mr. Sterba, through the Long-Term Performance Share Program, which is designed to provide added structure to grants made pursuant to the PEP. The Long-Term Performance Share Program includes "at risk" awards based on relative performance of Company Total Shareholder Return ("TSR") compared to the Philadelphia Utility Index. The awards for 2003 Company performance were approved and awarded in February 2004. In 2003, the PNM Resources' TSR outperformed the Philadelphia Utility Index by 6.06 percentage points.

Ongoing Committee Activities in 2003

        In 2003, the Committee adopted a new approach to long-term incentive compensation. The new approach was implemented January 1, 2004, and applies to Company officers. Under the new approach, grants made to officers will fall under four award components: stock options, restricted stock rights, Long-Term Performance Shares (each awarded under the PEP), and Long-Term Performance Cash (awarded outside of the PEP).

        The new approach will modify and continue the Long-Term Performance Share Program. The Long-Term Performance Share and Long-Term Performance Cash components link a portion of the officer's potential total compensation to the TSR of the Company. Officers may receive cash or performance share awards for three-year performance periods (or partial awards in the first two years of the program). These awards are based on attaining a TSR that outperforms the S&P Midcap 400 Utility Index over the performance period. A target is established for each officer, and the officer can realize zero percent to 200 percent of the target depending on the TSR performance.

        The new long-term incentive approach continues to deliver competitive levels of incentive compensation, but with less dilutive impact and more retention power than the previous long-term incentive award structure.

        The Committee will continue to review, monitor and evaluate PNM Resources' executive compensation programs to assure that they effectively support Company strategy and achieve the Committee's goals.

Certain Tax Matters

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), generally prohibits publicly held companies, such as PNM Resources, from deducting, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain key executives, except to the extent compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareholders. To the extent possible, the Committee intends to structure the compensation of executive officers in a manner to permit the compensation paid to these individuals to be allowed as a deduction for federal income tax purposes. The Committee, however, may choose to provide compensation that is not deductible in order to incentivize, retain or to secure the services of key executives when it determines that it is in the best interests of the Company to do so.

                      Respectfully Submitted,

                      Human Resources and Compensation Committee

                      Robert M. Price, Chair
                      Adelmo E. Archuleta
                      Manuel T. Pacheco
                      Theodore F. Patlovich
                      Bonnie S. Reitz

EXECUTIVE COMPENSATION AS OF DECEMBER 31, 2003

Summary Compensation Table

							Long-Term Compensation Awards
	Annual Compensation
									Securities Underlying Options/ SARs (#)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)	Restricted Stock Award(s) ($)				LTIP Payouts ($)	All Other Compensation ($)
J. E. Sterba Chairman, President & Chief Executive Officer	2003 2002 2001	596,731 513,461 465,255	(d) (d)	493,998 0 472,500	(b) (b)	(h) (a) (a)	0 7,820 0	(f)	100,000 100,000 0	(g)	14,663	53,156 75,931 52,635	(e) (e) (c)(e)
R. J. Flynn Executive Vice President & Chief Operating Officer	2003 2002 2001	308,308 277,888 251,352		122,892 0 211,830	(b) (b)	(h) (a) (a)	0 2,933 0	(f)	35,000 28,000 0	(g)	9,775	32,856 37,749 32,506	(e) (e) (e)
J. R. Loyack Senior Vice President & Chief Financial Officer	2003 2002 2001	218,809 156,464 147,073		125,402 0 72,500	(b) (b)	(h) (a) (a)	0 782 0	(f)	19,000 8,500 0	(g)	4,888	25,777 21,216 15,857	(e) (e) (e)
M. H. Maerki Senior Vice President, Corporate Strategy Development	2003 2002 2001	255,393 228,003 230,940	(d) (d)	87,781 0 150,000	(b) (b)	(h) (a) (a)	0 1,955 0	(f)	19,000 19,000 0	(g)	7,331	27,320 32,276 24,495	(e) (e) (e)
W. J. Real Senior Vice President, Public Policy	2003 2002 2001	280,236 257,696 242,672	(d)	125,402 0 214,900	(b) (b)	(h) (a) (a)	0 2,933 0	(f)	29,000 28,000 0	(g)	8,757	29,884 37,373 31,856	(e) (e) (e)

  (a)
  Amounts are less than the established reporting thresholds.

  (b)
  Bonus paid in current year for previous year performance according to the Officer Incentive Plan. The Officer Incentive Plan ties a portion of officer compensation to company-wide earnings per share, business unit performance, and individual performance.

  (c)
  Relocation expense reimbursement plus amounts pursuant to a plan that provides executives with contribution benefits for earning more than Internal Revenue Service ("IRS") limits imposed for qualified plans.

  (d)
  Amounts include sale of accrued vacation hours.

  (e)
  These amounts represent the 401(k) Company match and contributions under the Retirement Savings Plan, plus amounts pursuant to the Executive Savings Plan, a plan that provides executives with contribution benefits for earnings more than the IRS limits imposed for qualified plans. See the description of the amended Executive Savings Plan elsewhere in this proxy statement under "Retirement Plan and Related Matters—401(k) Plan and Executive Savings Plan" and "Equity Plan Compensation Information."

  (f)
  At December 31, 2003, the named executive officers held the following shares of restricted stock, having the values stated below, based upon a $28.10 closing price of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 2003, the last business day prior to the end of the fiscal year.

Name	# of Shares of Restricted Stock	$ Value
J. E. Sterba	267	7,503
R. J. Flynn	100	2,810
J. R. Loyack	27	759
M. H. Maerki	67	1,883
W. J. Real	100	2,810

    These restricted stock rights vest in the following manner: (i) on the first anniversary of the grant date, 33%; (ii) on the second anniversary of the grant date, 67%; and (iii) on the third anniversary of the grant date, 100%. In the event of a change in control, the grantee's nonvested restricted stock rights fully vest. Dividend equivalents are paid on a quarterly basis in cash. The grant date of these restricted stock rights was July 15, 2002.

  (g)
  No stock option grants were awarded in 2001.

  (h)
  The following 2003 "Other Annual Compensation" amounts are below the SEC established reporting thresholds: Sterba $32,146, Flynn $24,230, Loyack $23,502, Maerki $21,961, and Real $12,599.

OPTION GRANTS AND EXERCISES IN 2003

        Under the PEP, non-qualified stock option grants are awarded to all executive officers, including Mr. Sterba, as well as other key employees. Grants for 2003 were approved and awarded in February 2003 and are reported in the table below.

Option Grants in Last Fiscal Year (2003)

Individual Grants(a)
Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(b)
J. E. Sterba	100,000	12%	19.55	2/17/13	491,000
R. J. Flynn	35,000	4%	19.55	2/17/13	171,850
J. R. Loyack	19,000	2%	19.55	2/17/13	93,290
M. H. Maerki	19,000	2%	19.55	2/17/13	93,290
W. J. Real	29,000	4%	19.55	2/17/13	142,390

(a)
The options shown in this table were granted in 2003 under the Omnibus Performance Equity Plan.

(b)
The grant date valuation was calculated using the Black-Scholes option pricing model assuming stock price volatility of 46.62%, a risk-free rate of return of 3.99% and an annual dividend yield of 5.95%.

        No options granted under the PEP in 2003 were exercisable in 2003. The table below reflects (1) unexercised options granted under a previous expired plan, the Performance Stock Plan ("PSP"), as well as options granted in 2003 under the PEP and (2) exercised options granted under the PSP.

Aggregated Option Exercises in 2003 and 2003 Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the- Money Options at December 31, 2003(a)
	Shares Acquired on Exercise (#)
Name		Value Realized(b) ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
J. E. Sterba	50,000	624,750	308,333	166,667	2,391,770	1,011,667
R. J. Flynn	98,398	812,691	11,668	43,667	44,193	343,117
J. R. Loyack	0	0	14,333	24,667	50,214	175,767
M. H. Maerki	20,000	218,750	35,333	31,667	124,720	192,217
W. J. Real	46,000	481,245	53,765	47,667	194,864	291,817

(a)
Value equals the year-end stock price ($28.10) minus the exercise price, times the number of shares underlying the option. "In-the-Money" means that the year-end stock price was greater than the exercise price of the option.

(b)
Value of shares exercised is the market value of the shares on the exercise date minus the exercise price.

Long-Term Incentive Plans—Awards in Fiscal Year 2003

		Estimated future payouts under non- stock price-based plans
Name	Performance or other period until maturation or payout	Threshold (#)	Target (#)	Maximum (#)
J. E. Sterba Chairman, President & Chief Executive Officer	3 years	—	3,000	6,000
R. J. Flynn Executive Vice President & Chief Operating Officer	3 years	—	2,000	4,000
J. R. Loyack Senior Vice President & Chief Financial Officer	3 years	—	1,500	3,000
M. H. Maerki Senior Vice President, Corporate Strategy Development	3 years	—	1,500	3,000
W. J. Real Senior Vice President, Public Policy	3 years	—	1,500	3,000

        Performance share awards may be issued under the Long-Term Performance Share Program when the Company's Total Shareholder Return ("TSR") meets or exceeds the Philadelphia Utility Index over a three-year performance period. Participants may earn a minimum of zero percent to a maximum of 200 percent of the target award depending on TSR performance. In order to avoid having a full three year performance period pass before the first award opportunity, a portion of the target award for the first performance period (2002-2004) may be paid out after the end of 2002 and 2003. Thus, 25 percent of the target award payable for the 2002-2004 performance period was awarded to the above named executive officers in 2003 based on the Company's TSR for 2002. For example, 750 performance shares were awarded to J. E. Sterba because the Company's TSR outperformed the Philadelphia Utility Index by 6.06 percent. The dollar value of these 2003 performance share awards is reflected in the "LTIP Payouts" column of the Summary Compensation Table on page 19. Target awards for future three-year performance periods will be determined under the long-term performance share component of the new long-term incentive program.

RETIREMENT PLAN AND RELATED MATTERS

Employees' Retirement Plan

        PNM Resources sponsors the Employees' Retirement Plan (the "ERP"), a noncontributory defined benefit pension plan. Effective January 1, 1998, the ERP was closed to new participants. Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 years were eligible to become participants.

        Benefits under the ERP are based on the participant's service and compensation. Under the ERP, a participant's "Credited Service" is used for purposes of determining the amount of the participant's benefit. The ERP was amended as of January 1, 1998, to limit a participant's Credited Service to the Credited Service earned as of December 31, 1997, plus a limited amount of future service. The amount of Credited Service earned after December 31, 1997, is based on the participant's age and years of Credited Service as of December 31, 1997. Participants in the ERP continue to accrue "Total Service," which is the service measure used for purposes of determining a participant's vesting and eligibility for early and other retirement benefits. A participant's compensation used for ERP benefit calculations was frozen as of December 31, 1997.

        The Company made a contribution of $20,000,000 in the first quarter of 2003. In addition, a contribution of PNM Resources' stock in the amount of $28,949,992 was made on June 6, 2003. The contribution amount is actuarially determined based upon the number of ERP participants, the participants' ages, compensation, and service. The amount of any contribution with respect to any one person cannot be determined.

Supplemental Employee Retirement Agreements

        Messrs. Maerki and Sterba have entered into supplemental employee retirement agreements ("SERPs") with PNM Resources.

Agreement with Mr. Maerki

        Mr. Maerki's SERP provides him with a supplemental retirement benefit calculated, generally, using the ERP benefit formula but disregarding certain limitations imposed by the Tax Code on the amount of compensation that may be considered in calculating an ERP benefit and the maximum benefit that may be provided by the ERP. The benefit under the SERP is reduced by the benefit actually due under the ERP. For purposes of determining the benefit, the SERP provides that Mr. Maerki's assumed date of hire is February 15, 1974. Mr. Maerki retired on February 27, 2004.

Agreement with Mr. Sterba

        Mr. Sterba's SERP provides him with a supplemental retirement benefit calculated, generally, using the ERP benefit formula, but disregarding certain limitations imposed by the Tax Code on the amount of compensation that may be considered in calculating an ERP benefit and the maximum benefit that may be provided by the ERP. The benefit under the SERP is reduced by the benefit actually due under the ERP. For purposes of determining his benefit under the SERP, the SERP provides that if Mr. Sterba remains employed by PNM Resources until February 28, 2005, he will be treated as having 30 years of Credited Service. If Mr. Sterba voluntarily terminates employment with PNM Resources or is terminated for cause prior to February 28, 2005, he will receive no additional Credited Service for purposes of the SERP. However, if Mr. Sterba is terminated by PNM Resources for any other reason, is constructively terminated or his termination is the result of a change in control, he will be treated as having 30 years of Credited Service upon termination. Mr. Sterba's SERP also provides for payment of enhanced severance benefits in lieu of the severance benefits otherwise payable under the Non-union Severance Program. The Non-union Severance Pay Program is discussed on page 24.

Accelerated Management Performance Plan

        PNM Resources also sponsors the Accelerated Management Performance Plan (the "AMPP"), a non-qualified executive benefit program for a select group of management employees. The AMPP has been amended so that the accumulation of additional service credits was phased out as of January 1, 1990. Mr. Maerki and certain other key management employees participate in the AMPP.

Retirement Tables

        The following table shows the annual benefits that would be provided under the ERP and (in the cases of Messrs. Sterba and Maerki) the SERPs to participants who retire at the indicated compensation and Credited Service levels and who elect to receive benefits, calculated on a straight-life annuity basis (i.e., payable over the participant's life). Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65. The amounts shown in the table are not subject to any deduction for Social Security benefits or other offset amounts.

Plan Benefit Table
Average of Highest Annual Base Salary for 3 Consecutive Years(a)
	Years of Credited Service
	5(b)	10	15	20	25	30	32 1/2(c)
$100,000	$10,000	$20,000	$30,000	$40,000	$50,000	$60,000	$65,000
150,000	15,000	30,000	45,000	60,000	75,000	90,000	97,500
200,000	20,000	40,000	60,000	80,000	100,000	120,000	130,000
250,000	25,000	50,000	75,000	100,000	125,000	150,000	162,500
300,000	30,000	60,000	90,000	120,000	150,000	180,000	195,000
350,000	35,000	70,000	105,000	140,000	175,000	210,000	227,500
400,000	40,000	80,000	120,000	160,000	200,000	240,000	260,000
450,000	45,000	90,000	135,000	180,000	225,000	270,000	292,500
500,000	50,000	100,000	150,000	200,000	250,000	300,000	325,000

(a)
Compensation consists of base salary and includes any amount voluntarily deferred under the Retirement Savings Plan and the Executive Savings Plan. Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay.

(b)
Except as noted above in the explanation of the supplemental employee retirement agreements, service begins accumulating from the date of hire and vesting occurs after five years of Total Service.

(c)
The maximum number of years generally taken into account for purposes of calculating benefits is 32 1/2. Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit.

        The following table shows the average salary and the years of Credited Service and years of Total Service under the ERP and under the SERPs for the named executive officers as of December 31, 2003.

Salary/Service Table
Name(b)	ERP Average Salary $	SERP Average Salary $	ERP Years and Months of Credited Service	SERP Years and Months of Credited Service	ERP Years and Months of Total Service	SERP Years and Months of Total Service
R. J. Flynn	152,000	N/A	6 yrs, 0 mos	N/A	9 yrs, 0 mos	N/A
M. H. Maerki (a)	164,700	170,900	20 yrs, 0 mos	30 yrs, 0 mos	20 yrs, 0 mos	30 yrs, 0 mos
W. J. Real	135,000	N/A	25 yrs, 3 mos	N/A	25 yrs, 3 mos	N/A
J. E. Sterba	150,001	167,412	22 yrs, 0 mos	22 yrs, 0 mos	26 yrs, 0 mos	26 yrs, 0 mos

(a)
Mr. Maerki was awarded 1.57 years' additional service credits under the Accelerated Management Performance Plan.
(b)
J. R. Loyack, the Company's Senior Vice President and Chief Financial Officer, is not eligible under the ERP and does not participate in a SERP and is therefore omitted from this table.

401(k) Plan and Executive Savings Plan

        The Company also sponsors the Retirement Savings Plan (formerly known as the Master Employee Savings Plan and Trust) (the "401(k) Plan"), a defined contribution retirement plan. Contributions to the 401(k) Plan are made by both participants and PNM Resources. PNM Resources' contributions to the 401(k) Plan consist of an across-the-board contribution for all eligible employees and a matching contribution. The across-the-board contribution for 2003 was equal to three percent of eligible compensation and the matching contribution for 2003 was equal to 75 percent of the first six percent of eligible compensation contributed by the employee to the 401(k) Plan on a pre-tax basis. Effective January 1, 2004, the amount of the across-the-board contribution will range from three percent to 10 percent of eligible compensation, depending upon the participant's age.

        The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the across-the-board and matching contributions to the 401(k) Plan. The Tax Code also limits the maximum amount that can be contributed by any participant and the maximum amount of participant contributions, Company contributions and other amounts that can be allocated to any participant's account. In June 1998, the PNM Board of Directors adopted the Executive Savings Plan (the "ESP"). The ESP is a non-qualified plan that provides the current executive officers and certain other executives with an opportunity to supplement their retirement savings and to receive additional Company contributions. The Company assumed sponsorship of the ESP in 2002. Eighteen officers were eligible to participate in the ESP in 2003.

        In 2003, the ESP was amended and restated effective January 1, 2004, to make a number of administrative changes and to permit the Company to make additional contributions in its discretion.

Grantor Trust

        PNM and the Company each have established irrevocable grantor trusts to assist them in meeting their obligations under the AMPP, the SERPs and certain other benefit programs. PNM Resources may, but is not obligated to, make contributions to the trusts, which were established with an independent trustee. Since 1989, $12.7 million has been contributed to the trusts. The ESP and the SERP benefits are required to be funded through the trusts as a condition to the closing of a transaction that constitutes a change in control.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Officer Retention Plan

        Effective July 14, 2003, the PNM Resources, Inc. Executive Retention Plan was amended, restated and renamed the PNM Resources, Inc. Officer Retention Plan (the "Retention Plan"). The Retention Plan covers the current officers of the Company. The Retention Plan provides special severance benefits should an officer be terminated as a result of a change in control (as defined in the Retention Plan). Benefits are only payable if the officer is not immediately re-employed by the successor company and if the termination is (a) for reasons other than cause, death or disability or (b) by the officer due to constructive termination. In addition, the officer must sign a release agreement to receive benefits. The benefits include: (i) lump sum severance benefits (equal to 3.0 times current base compensation for the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents); (ii) reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; (iii) certain insurance benefits that are substantially similar to those received by the officer immediately prior to termination of employment; (iv) supplemental retirement benefits; and (v) certain other amounts. If an officer receives any payment due to a change in control that is subject to the excise tax provided in Section 4999 of the Tax Code, then the officer will be reimbursed in an amount equal to that which places the officer in the same after-tax position as if no excise tax had been imposed.

Retention Agreement with Mr. Sterba

        In 2003, the Company entered into a Retention Agreement with Mr. Sterba. This Retention Agreement provides Mr. Sterba with a bonus if he continuously works for the Company as Chief Executive Officer through the end of the calendar year 2010, or upon his death or disability, if earlier. The amount of the bonus is equal to $1.6 million plus amounts forfeited pursuant to the ESP (if any). Generally, if Mr. Sterba terminates his employment or if he is terminated for cause prior to any of these events, he will not receive the bonus. However, if Mr. Sterba's employment is terminated without cause or if he is constructively terminated, he is eligible to receive the bonus. The bonus will be paid in two equal installments. The first installment will be paid at the end of the calendar year 2010, and the second installment will be paid one year thereafter.

Non-union Severance Pay Program

        PNM Resources has a Non-union Severance Pay Program that covers non-union employees, including the current executive officers, who are terminated. Members of the Senior Management Group (the current executive officers are members of the Senior Management Group) are eligible, upon signing a release agreement, for a lump sum payment equal to one year of base salary and reimbursement for placement assistance expenses (up to five percent of base salary). Members of the Senior Management Group also are eligible for regular severance pay in the amount of two months of base salary, plus one additional week of base salary for each year of service, continuation of certain insurance coverages, and health care benefits for up to 12 months. Severance benefits may not exceed the equivalent of twice the participant's annual compensation. If an individual is to receive benefits under the Retention Plan, severance benefits are not available under the Non-union Severance Pay Program.

Other Plans

        Certain other plans sponsored by PNM Resources in which the named executive officers participate contain provisions that are triggered by a change in control. These include, for example, the PSP, under which immediate vesting of stock options occurs upon a change in control, and the PEP, which provides for immediate vesting upon eligible termination due to a change in control. The terms of the change in control provisions are similar among the plans but do have some variations.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information with respect to benefits received by or allocated under the Equity Compensation Plans:

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2003
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	3,295,681	21.68	1,528,749
Equity compensation plans not approved by security holders (Executive Savings Plan)	6,083	26.32	18,917
Total	3,301,764	21.69	1,547,666

        The PNM Resources, Inc. Executive Savings Plan (the "ESP") formerly known as the Public Service Company of New Mexico Executive Savings Plan was established in 1998 to permit executive officers and certain management or highly compensated employees who participate in the PNM Resources, Inc. Retirement Savings Plan (the "RSP") formerly known as the Master Employee Savings Plan and Trust to defer compensation and receive credits without reference to the limits in the RSP or those imposed by the Tax Code. In 2003, the ESP was amended and restated effective January 1, 2004, to make a number of administrative changes and to permit PNM Resources and each adopting affiliate to make additional contributions in their discretion.

        Under the ESP, participants may defer all or a portion of their current compensation. In addition, PNM Resources and each adopting affiliate will provide a supplemental matching credit and a supplemental employer credit on behalf of each of its participating employees. The amount of the supplemental matching credit will equal 75 percent of the first six percent of eligible compensation deferred by the participant pursuant to the ESP. The amount of the supplemental employer credit will equal the amount of the additional employer contribution that would have been contributed to the RSP on behalf of the participant in the absence of any limitations imposed by the Tax Code.

        Under the ESP, a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash. Twenty-five thousand (25,000) shares of common stock have been reserved by PNM Resources for issuance under the ESP. During the year ended December 31, 2003, 1,370 shares of common stock were allocated to participants in the ESP. Accordingly, at December 31, 2003, there were a total of 6,083 shares of PNM Resources' common stock allocated but not issued to active plan participants under the ESP.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting

        The Securities Exchange Act of 1934 requires PNM Resources' executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. All reports filed have been filed on a timely basis with the exception of one transaction by Max H. Maerki, Senior Vice President, Corporate Strategy Development, that was reported late on a Form 4 on June 9, 2003, and reported the sale of 375 shares of common stock sold on June 2, 2003.

Annual Report and Other Matters

        PNM Resources' Annual Report, including consolidated financial statements, was mailed to shareholders beginning on April 7, 2004. Copies of the 2003 Annual Report on Form 10-K are available without charge upon written request to Barbara Barsky, Vice President, Investor Relations, Alvarado Square, Mail Stop 1104, Albuquerque, New Mexico 87158, or electronically at InvestorRelations@pnm.com. You may also obtain our SEC filings through the Internet at www.pnm.com or www.sec.gov.

Shareholder Proposals for the Year 2005 Annual Meeting

        If you want PNM Resources to consider including a proposal in our proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC, and your proposal must be received at our principal executive offices no later than December 9, 2004.

        If you intend to present a proposal at next year's Annual Meeting but do not want the proposal to be included in our next year's proxy statement and form of proxy, then you must submit the proposal to the Secretary of PNM Resources no later than January 8, 2005, in accordance with the specific procedural requirements set forth in our bylaws.

        Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:

      Secretary
      PNM Resources, Inc.
      Alvarado Square, Mail Stop 2822
      Albuquerque, NM 87158

        If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact:

      Assistant Corporate Secretary
      PNM Resources, Inc.
      Alvarado Square, Mail Stop 2850
      Albuquerque, NM 87158
      505-241-2205

        For next year's Annual Meeting of Shareholders, the persons appointed by the proxy to vote shareholders' shares will vote those shares according to their best judgment on any shareholder proposal that PNM Resources receives after January 8, 2005.

Solicitation

        The enclosed proxy is being solicited on behalf of PNM Resources' Board of Directors. This solicitation is being made by mail but also may be made in person, by telephone or via the Internet. The Company has hired Georgeson Shareholder Communications, Inc., to assist in the solicitation for an estimated fee of $4,000, plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation.

Revocability of Proxy

        You may revoke the enclosed proxy by attending the Annual Meeting and voting your shares in person or by providing a later executed proxy.

                      By Order of the Board of Directors

                      Patrick T. Ortiz
                      Senior Vice President,
                      General Counsel and Secretary

APPENDIX A

PNM RESOURCES, INC.
CORPORATE GOVERNANCE PRINCIPLES
Adopted: October 7, 2003

INTRODUCTION

The Board of Directors of PNM Resources, Inc. ("PNM Resources" or the "Company") recognizes the importance of corporate governance to the proper management of the Company and has organized the various governance policies adopted and practiced over the years into this consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company. The Board has taken advantage of the opportunity to create this document to revisit its policies and modify or adapt them to the dynamic corporate governance environment globally. These principles have been approved by the full Board after analysis of the policy considerations for the principles and have chosen those practices which the Board believes to be in the best interests of its investors, even if those practices may not be identical to current notions of "best practices" or to certain commonly accepted practices. Because the Board recognizes the on-going debate with regard to corporate governance practices, it has charged its Governance and Public Policy Committee ("GPPC") with reviewing the principles at least annually (or more often if necessary) and to recommend any necessary changes to the Board.

  I. BOARD OF DIRECTORS: GENERAL

    A.
    Responsibilities

      The primary responsibility of the Board is to oversee the management of the Company to optimize its long-term value for its shareholders. The management of the Company is conducted on a daily basis under the direction of the Chief Executive Officer ("CEO") selected by the Board. The Board and management agree that shareholder value is optimized by operating the Company in an ethical and forthright manner and responsibly addressing the concerns of its various constituencies, including employees, customers, government officials, suppliers, the communities it serves and the public at large. Board members oversee the management of the Company and advise and counsel the CEO and the executive management team relative to matters of policy, business affairs, and overall strategy. The Board seeks to assure that the Company's business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations. Except for matters requiring shareholder action, the Board is the ultimate decision-making body of the Company. Among the Board's most important responsibilities are the election, evaluation and compensation of the Company's CEO and the other members of the executive management team. In addition the Board oversees the process of succession planning for the CEO and other members of senior management; reviews, approves and monitors fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company and reviews options for their mitigation; assures processes are in place for sustaining the integrity of the Company including the integrity of its financial statements, its compliance with law and its Code of Conduct and its relationships with customers, regulators, other government officials, employees and its other constituencies.

      The Board reviews and discusses reports by management on the Company's performance, its plans and prospects and immediate issues facing the Company. In accordance with the Company's Bylaws, the Board determines the requirements for service as a director and the fees for the Board. Directors will act with integrity and demonstrate a commitment to the Company and its strategies, and to building shareholder value. Although the Board exercises vigorous and diligent oversight over the Company's affairs, it does not perform or duplicate the role of management, which is to operate the Company on a daily basis.

    B.
    Board Meetings

      The number of scheduled Board meetings will vary with circumstances; however, a minimum of five meetings are held annually. Special meetings are called as necessary in accordance with the Company's Bylaws. Directors are responsible for attending all meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. In addition, the Board has access to the Company Intranet for timely news and information, in addition to receiving monthly performance reports and other information from the Company that is helpful in the performance of directors' responsibilities. The CEO also uses a dedicated message line to communicate urgent or critical information to the Board. The Chairman of the Board determines Board agendas, with input from directors and other members of executive management. At the December Board meeting, Committees and the Board review and approve a schedule of key issues to be addressed during the course of the next calendar year to be aligned with the respective Committee Charters.

    C.
    Board Size

      The Company's Articles of Incorporation require the Board to have between 5 and 12 members, with the exact number fixed by the Board. Generally the Board feels that nine members is the appropriate size for the Company. However, the Board has deviated from that number (within the limits established by the Articles) to facilitate the orderly addition and development of new Board members to replace departing directors.

    D.
    Director Elections

      For purposes of election, the Board is divided into three classes, as equal in number as possible, known as classes "A," "B," and "C." One class is elected at each Annual Meeting of Shareholders to serve for a three-year term. If the number of directors is changed, any increase or decrease in directors is apportioned among the classes so as to maintain all classes as equal in number as possible. Directors added to the Board as a result of an increase in Board size stand for election at the next Annual Shareholders Meeting.

    E.
    Process for Director Nominations

      The Board is responsible for recommending director nominees for election by the shareholders and for selecting directors to fill vacancies until voted upon by the shareholders. The Board has delegated the director screening process to the GPPC, which has the responsibility to recommend candidates to the Board. The GPPC will consider suggestions from current directors, officers and employees of the Company, shareholders, industry associations, special interest groups, recruiting firms, and others. Shareholders wishing to provide suggestions for nominees should submit their suggestions together with a description of the potential nominee's qualifications, appropriate biographical information and signed consent to serve to Secretary, PNM Resources, Inc., Alvarado Square MS-2822, Albuquerque, New Mexico 87158.

    F.
    Nominations Policy

      Corporate boards are confronted with a highly complex, ever-changing body of law governing their role to direct the management of corporations, which are affected by and responsible to an increasingly diverse and active set of constituencies. In order to represent the interests of shareholders, directors must be aware of and understand the interests of institutional investors, pension fund managers, the communities in which the corporation operates, individual shareholders, customers, government officials and employees. In this context, an effective director search process begins with a careful evaluation of the Board's needs and culture. By auditing itself for missing talents, future trends and strategic issues, the Board can make the new director search much more productive.

      The Board of Directors recognizes that the contribution of the Board depends not only on the character and capabilities of the directors individually, but also on their collective strengths. It further recognizes the importance of a well-balanced board, which reflects the interests of the Company's shareholders, customers, employees, regulators and the communities it serves. It is the intent of this Board to fill vacancies by thoroughly reviewing the current strengths and weaknesses of the Board, the size of the Board, the potential future service of current members, and the diversity of the Board, including age, ethnicity, geographic representation, experience, and education. The Board recognizes the need to be flexible and responsive to the needs of all the Company's constituencies in order to optimize the long-term value of the Company for its shareholders.

      The GPPC of the Board is responsible for seeking out possible candidates and otherwise aiding in attracting highly qualified candidates as directors. In considering potential nominees for election, the Board will consider the attributes listed above, as well as any potential obligations (employment or otherwise), which could be considered a hindrance to the performance of the duties of a Director or a threat or opportunity to the Company. The GPPC has also developed detailed guidelines to facilitate the candidate search and nomination process. In identifying possible candidates for the Board, the GPPC will not consider persons who provide professional services for the Company such as legal counsel, investment bankers and accountants.

    G.
    General Board Attributes

      Recognizing that the contribution of the Board will depend not only on the character and capabilities of the directors taken individually but also on their collective strengths, the Board should be composed of:

          (1)
          directors chosen with a view toward bringing to the Board a variety of experience and background relevant to the Company's business;
          (2)
          directors who will form a balanced core of business executives with varied expertise;
          (3)
          directors who have substantial experience outside the business community—in the public, academic or scientific communities, for example;
          (4)
          directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies; and
          (5)
          A majority of directors who are not employees or former employees of the Company.

    H.
    Director Qualifications

      In considering possible candidates for election as a Director, the Board is guided by the general board attributes described above and by the following:

        (1)
        Each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others and exercise good judgment;
        (2)
        Each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
        (3)
        Each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;
        (4)
        Each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

        (5)
        Each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency;
        (6)
        Each Director should have an equity ownership interest in the Company prior to commencing service on the Board. Each Director's ownership interest should increase over time, consistent with applicable trading guidelines, so that an appropriate amount of stock is accumulated.

    I.
    Orientation for New Directors; Continuing Education

      New directors participate in an orientation program including visits to Company facilities and discussions with key executives. New directors are provided a Director Reference Manual during orientation. Continuing education programs are recommended to the directors, and directors are encouraged to periodically attend director education programs.

    J.
    Board Evaluation

      In assessing the strengths and weaknesses of the Board, an annual evaluation is performed to determine: (1) how well its members' talents and expertise are suited to guiding the Company into the future; (2) areas of focus for development of current directors, potential future candidates, and the Board in general; (3) the effectiveness of Board processes in assisting the directors in fulfilling their duties; and (4) in general to determine whether the Board and its committees are functioning effectively. It may include individual Director evaluations. The GPPC administers the evaluation process.

    K.
    Limits on Number of Board Memberships

      Service on other corporate boards often broadens and deepens the knowledge and experience of our directors. In addition, officers of the Company who serve on other boards frequently gain valuable insight and experience, which proves beneficial to the Company. However, service on too many boards can interfere with an individual's ability to perform his or her responsibilities. Before accepting an additional board position, a Director is expected to consult with the chair of the GPPC and the Chairman of the Board to determine whether or not a conflict of interest exists. In addition, a Director will consider whether the acceptance of a new directorship would compromise his or her ability to perform present responsibilities. Because time demands from board to board and capacities of individual directors will vary, PNM Resources does not impose a specific limitation on the number of directorships an individual may hold.

  II. INDEPENDENCE AND COMMITTEES

    A.
    Majority of Independent Directors/Definition of Director Independence

      The Board has and will have a majority of independent directors. At most, two members of management, including the CEO, may serve as directors. The definition of independence follows applicable law and stock exchange listing standards. The Board reviews annually the relationship each Director has with the Company. No Director is considered independent unless the Board affirmatively determines that the Director has no material relationship with the Company. PNM Resources will disclose in the Company's annual proxy statement those determinations and the basis for a Board determination that a relationship is not material. Currently only one member of the Board, the CEO, is not independent.

    B.
    Committee Composition

      All principal committees of the Board are composed entirely of independent directors. The principal committees of the Board are: Audit and Ethics, Finance, Governance and Public Policy,

      and Human Resources and Compensation. Each committee has a written charter that complies with the requirements of applicable law and stock exchange listing standards. In general, committees of the Board are used to focus on issues that may require more in-depth scrutiny. The specific duties of each committee are detailed in the committee charters, and are approved by the Board of Directors. Charters are available on the Company website and will be mailed to shareholders upon request. Each committee reviews its charter on an annual basis, or more frequently if necessary, and recommends any amendments to the full Board.

      The membership of each committee is recommended to the Board by the GPPC and is rotated based on the following principles: (1) rotation of committee chair every three-to-seven years, and (2) rotation of other committee members every three-to-five years. The committees themselves select committee chairs from their membership. The committees meet in conjunction with regularly scheduled Board meetings, except for the Board meetings held in connection with the Annual Meeting and the Board retreat. In addition, the Audit and Ethics Committee meets every quarter to review the Company's 10K and 10Q filings with the Securities and Exchange Commission. The committees will also meet at additional times as the need arises.

    C.
    Separation of Chairman and CEO Positions

      The Board retains the right to exercise its discretion in combining or separating the offices of Chairman of the Board and Chief Executive Officer. This determination is made depending on what is best for the Company in light of all circumstances prevailing at the time. Currently, the Board believes it to be in the best interests of the Company to combine the two positions. The Board has separated the two offices on three different occasions since the late 1980s.

    D.
    Lead Director Position

      The Chairman of the Board presides at all meetings of the stockholders and of the Board. In circumstances where the independent directors meet without the Chairman, the Board selects a presiding director.    A presiding Director is selected each year. The Director selected is responsible for facilitating and chairing the independent directors meetings scheduled for that year. The independent directors meet at least twice a year without management present and will meet more often as the need arises.

  III. PLANNING / OVERSIGHT FUNCTIONS

    A.
    Directors Have Direct Access to Management

      Directors are encouraged to have contact with members of executive management and to familiarize themselves with the Company's operations. Members of management are assigned as committee coordinators to assist the committee chairs and members with various committee duties. Members of executive management attend Board meetings and members of the workforce are routinely called upon to make Board presentations. Sound judgment is used in striking the balance of engagement with management and avoiding inappropriate involvement in the daily operations of the Company.

    B.
    Independent Directors Formally Review CEO Performance

      The independent directors make this evaluation annually, and communicate the results to the CEO. The evaluation is based upon objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, and other criteria established by the Board. This evaluation is used by the GPPC in establishing the CEO's compensation program and in determining the appropriate compensation level for the CEO to recommend to the Board.

    C.
    Succession Planning

      At least annually the CEO must review management development and succession planning with the Board to assure the effectiveness of the process and identify areas of need. The Board focuses specifically upon succession planning for the CEO and reviews the CEO's plans for other members of executive management.

    D.
    Ethics and Conflicts of Interest

      The Company is committed to the highest standards of ethical behavior. Directors, officers, employees and all other agents and representatives of the Company are expected to observe both the letter and spirit of the law in every transaction and make their own personal commitment to ethical behavior. Every person working for PNM Resources and its affiliates must act in conformity with its Principles of Business Conduct expressed in its Do the Right Thing guidebook. The Principles of Business Conduct are grounded in our shared values of Integrity, Fairness, Stewardship, and Engagement. The Board has not permitted any waiver of any ethics policy for any Director or Executive Officer. The Board has authorized the GPPC to consider requests for waivers of the Company's Principles of Business Conduct for a Director or Executive Officer. There is a strong presumption against providing any waivers. Any waivers granted must be accompanied by terms and conditions sufficient to protect the Company under the circumstances. Any waiver of the principles for any Director or Executive Officer will be referred to the full Board for ratification and, if upheld, will promptly be disclosed to shareholders.

      The directors and officers complete a Conflict of Interest Questionnaire annually. The GPPC has oversight responsibility regarding conflicts of interest. If an actual or potential conflict of interest arises for a Director, the GPPC addresses the matter with the Director and promptly informs the CEO and the Board. If a significant conflict exists and cannot be resolved, the Director is expected to resign. A Director is required to disclose to the full Board when any matter under consideration involves a conflict of interest, whether direct or indirect. Directors are recused from any discussion or decision affecting their personal, business or professional interests. The Board resolves any conflict of interest issue involving the CEO. The CEO resolves any conflict of interest issue involving any other officer of the Company.

    E.
    Board Has its Own Advisors

      The Board and its committees have the right to communicate directly with the Company's principal external and internal advisors and to retain at the Company's expense outside legal counsel, investment bankers, accountants and other consultants.

  IV. COMPENSATION OF DIRECTORS

    A.
    Directors Paid Partially in Stock

      Only non-employee directors are compensated for their service as directors. Their compensation is intended to be sufficient to attract qualified candidates. Director compensation is a mix of cash and stock-based compensation. The latter is intended to align the interests of the directors with those of the shareholders. Directors are paid an annual retainer fee, and a meeting fee for each Board and committee meeting they attend. The Company has no retirement program for directors. Director compensation is established and reviewed by the Board from time to time. The GPPC is responsible for making recommendations to the Board concerning director compensation.

    B.
    Stock Ownership Requirements for Directors

      The Board requires that newly elected directors, before commencing Board service, become shareholders in the Company. While the Board does not believe it appropriate to specify the level of share ownership an individual director should hold, it is anticipated that each Director will develop a meaningful ownership position in the Company over time, depending upon individual circumstances.

  V. DIRECTOR SERVICE

    A.
    Age

      Under normal circumstances, a Director will not be nominated to serve another term after the term during which the Director reaches the age of 72 years.

    B.
    Term Limits for Directors

      A Director is not eligible for nomination for another term if election for that term would result in the Director serving for more than twelve (12) years, except: (1) under extraordinary circumstances involving the Company where the Board in its discretion deems it to be in the best interest of the Company for the Director to continue serving on the Board for more than twelve (12) years; or (2) the service beyond twelve (12) years is due to the Director having been selected to fill a vacancy resulting in serving for a portion of an unexpired term. A nominee for Director for a term which would result in service in excess of twelve (12) years is required to submit a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable. Service on the Board of Public Service Company of New Mexico ("PNM") prior to the establishment of the Company as the holding company of PNM is counted for purposes of determining term limits under this policy.

    C.
    Inside Directors

      A Director who is also an employee of the Company is required to submit a written resignation to the Board on the date of his or her leaving the Company, for acceptance at such time as the Board, in its discretion, deems advisable.

    D.
    Periodic Review

      The establishment of term limits does not mean that a Director will be nominated to serve additional terms up to the maximum number of terms allowable. Nominations for successive terms are not routine, it being understood that an evaluation process is used to determine that each nomination is in the best interest of the Company.

    E.
    Directors Required to Submit Resignation Upon Change In Employment and Health Condition

      Directors are chosen based on their overall qualifications and the particular skill sets needed by the Board at the particular point in time. Key to the selection is the Director's professional and community achievements and the Director having the ability to devote to the substantial duties of a Board member. Directors who undergo a significant change in their business or professional career are required to notify the Chairman of the Board and the Chair of the GPPC to determine if the change warrants the Director's resignation. A Director who experiences a change, such as a disabling health condition, that prevents the proper performance of the duties of a director is required to submit his or her resignation.

    F.
    Chief Executive Officer

      By virtue of the position, the CEO of the Company is a Director and the Board's policy regarding age and term limits does not apply to the CEO as a Director. When the Director no longer holds the position of CEO of the Company: (1) he or she is required to submit a written resignation as a Director to the Board for acceptance at such time as the Board, in its discretion, deems advisable; (2) the provisions of the Board's policy regarding service as an Inside Director, age and term limits applies to the Director; and, (3) any service on the Board by the Director, including the time served on the Board as CEO, is counted for purposes of determinations under this policy.

    G.
    Policy Changes

The adoption of this policy does not mean a contract exists with any individual Director. The Board fully reserves the absolute right to change any policy with respect to service on the Board or nomination of a person for service on the Board at any time.

APPENDIX B

APPROVED BY THE BOARD OF DIRECTORS
DECEMBER 17, 2003

CHARTER
AUDIT AND ETHICS COMMITTEE

Committee Coordinator—G. Vavruska

A. PURPOSE

  1.
  The Audit and Ethics Committee (the "Committee") shall be a standing committee appointed by the Board of Directors to assist the Board in monitoring:

  a.
  the integrity of the Company's financial statements;

  b.
  the Company's compliance with legal and regulatory requirements;

  c.
  the independent auditor's qualifications and independence; and

  d.
  the performance of the Company's internal audit function and independent auditors.

  2.
  The Committee shall monitor the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.

  3.
  The Committee shall be responsible for preparing the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

  4.
  Because the function of the Committee is oversight, the authority and responsibilities contained in this Charter do not include the duties to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

B. STRUCTURE AND OPERATIONS

  1.
  The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee ("GPPC"). All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange. The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC. At least one member shall be designated by the Board as the "audit committee financial expert" as defined by applicable law. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

  2.
  The Committee shall meet as often as it deems appropriate, but no less often than quarterly. The Committee shall provide the opportunity at each regularly scheduled meeting and other appropriate times for separate executive sessions with management, internal auditors and independent auditors.

  3.
  The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities. The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties. The Committee and its designees shall have unlimited accessibility to all the Company's records, property, and employees. The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to the independent auditor for preparing or issuing an audit report or performing other audit, review or attest services for the Company; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

  4.
  The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C. DUTIES AND RESPONSIBILITIES

  1.
  The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Committee.

  2.
  The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable law. If the Committee delegates its pre-approval authority to one or more of its members, any pre-approvals granted pursuant to the delegation shall be reported to the full Committee at its next meeting.

  3.
  At least annually, the Committee shall review the qualifications, performance and independence of the independent auditors. The Committee's evaluation shall include a review of the audit firm's lead partner. As part of this review, the Committee shall obtain and review a report by the independent auditors describing:

  a.
  the firm's internal quality control procedures;

  b.
  any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with those issues; and

  c.
  all relationships between the independent auditors and the Company to assist the Committee in assessing the auditor's independence.

  4.
  As part of the annual review of the independent auditors, the Committee shall discuss with the independent auditors any relationships or services provided to the Company that may impact their objectivity and independence and significant legal matters involving the firm. For purposes of this discussion, significant legal matters do not include litigation that is merely incidental to the practice of the accounting profession. Significant legal matters include:

  a.
  legal matters that may have a significant adverse effect on the firm or its reputation;

  b.
  lawsuits or enforcement actions that have been filed by the SEC against the firm;

  c.
  criminal actions concerning the firm's professional practice in which the firm or any of its partners or professional staff is a defendant;

    d.
    SEC investigations involving an individual who would be providing services for the Company; and

    e.
    any other matters that may affect the firm's continuing ability to perform auditing services in a manner that maintains investor confidence in the integrity of the Company's financial statements.

  5.
  The Committee shall recommend to the Board any appropriate action to be taken as a result of the annual review of the independent auditors that may be necessary to satisfy itself of the independence of the independent auditors and their ability to satisfactorily perform auditing services.

  6.
  The Committee shall assure the rotation of the lead audit partner every five years and other audit partners every seven years and shall establish hiring policies regarding employees and former employees of the independent auditors. The Committee shall have the authority to adopt, review and revise policies regarding the regular rotation of the audit firm.

  7.
  The Committee shall review and discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the footnotes, the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the certifications of the Chief Executive Officer and the Chief Financial Officer required by applicable law regarding the Company's financial statements and reports filed with the SEC. In conducting its review, the Committee shall review:

  a.
  major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

  b.
  analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  c.
  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

  8.
  The Committee shall discuss the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The discussions may be general in nature, consisting of the types of information to be disclosed and the types of presentations to be made.

  9.
  The Committee shall discuss the scope, objectives, staffing, reliance upon management and procedures to be included in the annual audit with the independent auditors, including the coordination of the audit effort with the Audit Services Department.

  10.
  The Committee shall discuss all items required to be communicated in accordance with applicable law, auditing standards or other professional accounting standards relating to the conduct of the audit, including reviewing with the independent auditors any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  11.
  The Committee shall discuss policies regarding risk assessment and risk management in order to evaluate their effectiveness in identifying and mitigating significant risks and exposures, including business and financial risks, financial reporting and accounting controls, litigation issues, computerized information system controls and security, compliance with laws and regulations, other internal controls, and areas of operational risk that may impact the Company's financial health. The Committee shall review and monitor risk mitigation and management methods designed to address these risks.

  12.
  The Committee shall review material written communications prepared by the internal and independent auditors and the actions taken by management in response to the internal and independent auditors' suggestions.

  13.
  The Committee shall review and monitor the Company's Ethics and Compliance Program, including the effectiveness of the Program for monitoring compliance with laws and regulations and the results of management's investigations and handling of any instances of non-compliance, including disciplinary action.

  14.
  The Committee shall review policies and procedures regarding officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal or independent auditors.

  15.
  The Committee shall establish procedures for:

  a.
  the receipt, retention and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

  b.
  the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  16.
  The Committee shall review and consult with management regarding management's appointment, evaluation, replacement, reassignment and dismissal of the Director of Audit Services.

  17.
  The Committee shall review the Audit Services Department's objectives, resources and effectiveness; its organizational position, objectivity and status within the Company; its compliance with relevant professional standards; and its annual audit plan, including its coordination with the examination performed by the independent auditors.

  18.
  The Committee shall review the results of the internal audit activities for the year, internal audit's consideration of the internal control structure and its evaluation of the adequacy of the internal controls over the financial reporting process, computer controls and security, and Company-wide risk management.

  19.
  The Committee shall review with the General Counsel significant litigation and regulatory matters involving the Company and review with the General Counsel and the independent auditors related disclosures made in the financial statements and related footnotes.

  20.
  The Committee shall make regular reports to the Board of its ongoing activities, actions taken, and, in particular, shall report to the Board regarding any issues that arise regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal auditors.

  21.
  The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

APPENDIX C

APPROVED BY THE BOARD OF DIRECTORS
DECEMBER 17, 2003

CHARTER
FINANCE COMMITTEE

Committee Coordinator—J. R. Loyack

A. PURPOSE

  1.
  The Finance Committee (the "Committee") shall be a standing committee appointed by the Board of Directors with responsibility to:

  a.
  review and recommend to the Board the Company's capital structure and financial strategy, including dividend policy;

  b.
  oversee the Company's financial performance, capital expenditures and investment procedures and policies; and

  c.
  oversee risk management strategies and policies.

  2.
  The Committee shall have responsibility to oversee the governance, performance and funding level of the pension fund and the performance of the 401(k) plan funds.

B. STRUCTURE AND OPERATIONS

  1.
  The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee ("GPPC"). All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange. The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC.

  2.
  The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

  3.
  The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities. The Committee is authorized to retain the services of internal or independent legal, accounting and other advisors, as it deems necessary in the fulfillment of its duties. The Committee and its designees shall have unlimited accessibility to all the Company's records, property, and employees. The Committee shall have sufficient funding to carry out its duties, including funding for payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

  4.
  The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C. DUTIES AND RESPONSIBILITIES

  1.
  The Committee shall review and recommend to the Board changes in capital structure and financial strategy for the Company.

C-1

  2.
  The Committee shall assist the Board in reviewing the Company's financial results compared to the business plan and assess operational performance.

  3.
  The Committee shall review and approve the Company's pension and corporate investment procedures, policies, and investment performance.

  4.
  The Committee shall review and approve the Company's Capital Development & Approval Process (CDAP) and Capital Allocation Policy.

  5.
  The Committee shall review the Company's Capital Expenditure Budget and recommend the appropriate spending levels to the Board for approval.

  6.
  The Committee shall review and approve all single capital projects in excess of $5 million for compliance with corporate strategic goals, and review summary lists of all capital projects of $1 million or more. All capital projects shall have previously been approved by the CEO or any officer of the Company to whom such authority has been properly delegated.

  7.
  The Committee shall review and consult with management on financial strategy and operational issues.

  8.
  The Committee shall review all equity and debt financing of $30 million or more (including leases, special purpose vehicles, refinancing, restructuring and early retirement) and recommend approval by the Board.

  9.
  The Committee shall review performance reports of the Company's Investment and Trust Fund managers for results and compliance with the Company's policies.

  10.
  The Committee shall review reports regarding the performance of the Company's 401(k) plan funds.

  11.
  The Committee shall review and consult with management on risk management policies and procedures. The Committee shall approve the Risk Management Policy, Risk Management Committee members, and authorize risk tolerance and trading in derivative instruments.

  12.
  The Committee shall review the Company's insurance program for adequacy of coverage.

  13.
  The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

C-2

APPENDIX D

APPROVED BY THE BOARD OF DIRECTORS
DECEMBER 17, 2003

CHARTER
GOVERNANCE AND PUBLIC POLICY COMMITTEE

Committee Coordinator—W. J. Real

A. PURPOSE

  1.
  The Governance and Public Policy Committee (the "Committee") shall be a standing committee appointed by the Board of Directors with responsibility to:

  a.
  identify individuals qualified to become directors;

  b.
  recommend to the Board director nominees for the next annual meeting of shareholders;

  c.
  develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

  d.
  oversee the evaluation of the Board and critical management policies, initiatives and community activities.

  2.
  The Committee shall be responsible for monitoring, evaluating and recommending appropriate actions to the Board regarding the Company's public responsibilities, corporate image and corporate citizenship such that the Company is held in high regard by its customers, shareholders, government officials, and the public at large.

  3.
  The Committee shall have oversight responsibility regarding conflicts of interest. The Committee shall have authority to consider requests for waivers for a Director or Executive Officer of the Company's Principles of Business Conduct, for recommendation to the Board.

B. STRUCTURE AND OPERATIONS

  1.
  The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Committee. All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange. The Committee shall annually elect one of its members to be the Chair.

  2.
  The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

  3.
  The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities. The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, and to approve the search firm's fees and other retention terms. The Committee and its designees shall have unlimited accessibility to all the Company's records, property, and employees. The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to search firms used to identify director candidates; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

  4.
  The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C. DUTIES AND RESPONSIBILITIES

  1.
  The Committee shall develop candidate qualifications for Board membership. General qualifications for Board membership shall be included in the corporate governance principles recommended by the Committee and approved by the Board.

  2.
  The Committee shall recommend to the Board nominees for election to the Board.

  3.
  The Committee shall recommend to the Board nominees to fill Board vacancies.

  4.
  The Committee shall recommend to the Board the composition and organization of the Board, including committee assignments. The Committee shall recommend nominees for committee chairs.

  5.
  The Committee shall recommend Board compensation levels and stock ownership guidelines.

  6.
  The Committee shall review and recommend on a periodic basis to the full Board the optimum size of the Board.

  7.
  The Committee shall review Board practices, which influence the effectiveness of the Board, including conflict of interest and Board effectiveness evaluations. The Committee shall develop and recommend evaluation processes for use by the committees of the Board in conducting their annual self-evaluations.

  8.
  The Committee shall recommend criteria for a continuing education program for directors and provide information on corporate board and utility industry education programs.

  9.
  The Committee shall recommend criteria to be applied in determining whether directors should continue in office, and review directors' performance.

  10.
  The Committee shall review the nature and adequacy of information supplied to directors regarding Company activities, industry trends and public policy developments.

  11.
  The Committee shall review the Company's key public policy positions taken in legislative, regulatory and judicial forums.

  12.
  The Committee shall monitor the Company's corporate image strategy, community involvement; communication initiatives, and results, including PNM Foundation and corporate charitable giving programs.

  13.
  The Committee shall have the responsibility to review the Corporate Governance Principles and recommend desirable changes to the Board.

  14.
  The Committee shall have authority to consider requests for waivers for a Director or Executive Officer of the Company's Principles of Business Conduct. There shall be a strong presumption against providing any waivers. Any waivers granted must be accompanied by terms and conditions sufficient to protect the Company under the circumstances. Any waiver of the principles for any Director or Executive Officer shall be referred to the full Board for final approval and if granted, shall promptly be disclosed to shareholders.

  15.
  The Committee shall develop and circulate to the directors and officers a Conflict of Interest Questionnaire to be completed annually. If an actual or potential conflict of interest arises for a

    Director, the Committee shall address the matter with the Director and promptly inform the CEO and the Board. If a significant conflict exists and cannot be resolved, the Committee shall seek the Director's resignation. Any conflict of interest issue involving the CEO shall be referred to the Board for resolution. Any conflict of interest issue involving any other Officer of the Company shall be referred to the CEO for resolution with the requirement that the CEO shall report to the Committee how the matter was resolved.

  16.
  The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

APPENDIX E

APPROVED BY THE BOARD OF DIRECTORS
DECEMBER 17, 2003

CHARTER
HUMAN RESOURCES AND COMPENSATION COMMITTEE

Committee Coordinator—A. A. Cobb

A. PURPOSE

  1.
  The Human Resources and Compensation Committee (the "Committee") shall be a standing committee appointed by the Board of Directors with responsibility to:

  a.
  review and approve corporate goals and objectives relevant to CEO compensation;

  b.
  evaluate the CEO's performance in light of those goals and objectives;

  c.
  determine and recommend for approval by the independent directors of the Board the CEO's compensation level based on this evaluation;

  d.
  oversees the performance evaluation process of the CEO.

  2.
  The Committee shall be responsible for the evaluation of management performance. The Committee shall be responsible for making recommendations to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans.

  3.
  The Committee shall be responsible for preparing the report on executive compensation required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the SEC.

B. STRUCTURE AND OPERATIONS

  1.
  The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Governance and Public Policy Committee ("GPPC"). All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange. The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the GPPC.

  2.
  The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

  3.
  The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities. The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties. The Committee shall have sole authority to retain and terminate any compensation consulting firm to be used to assist the Committee in the evaluation of CEO or senior executive compensation, and to approve the consulting firm's fees and other retention terms. The Committee and its designees shall have unlimited accessibility to all the Company's records, property, and employees. The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to compensation consulting firms; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

  4.
  The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C. DUTIES AND RESPONSIBILITIES

  1.
  The Committee shall review the Company's compensation policies and benefit programs and how they relate to the attainment of goals. The Committee shall recommend to the Board the compensation philosophy and guidelines for the entire executive and managerial group, giving emphasis to rewarding long term results and maximizing shareholder value. The Committee shall make recommendations to the Board regarding use of equity-based compensation plans.

  2.
  The Committee shall establish an appropriate compensation program for the CEO based on a review of compensation practices for CEO's and various executives in the Company's own industry, as well as comparable positions in New Mexico and the region. This program shall include attainment of corporate goals as a key part of its structure.

  3.
  The Committee shall review and recommend to the independent directors the CEO's compensation level, including incentives, each year and communicate this to the CEO. The level of compensation shall be measured against attainment of goals.

  4.
  The Committee shall review and approve the compensation levels, including incentives, for officers and other highly compensated employees, giving due consideration to the CEO's recommendations. As part of this review the Committee shall review the performance evaluations provided by the CEO for the officers and other highly compensated employees.

  5.
  The Committee oversees, and includes the independent directors in the annual performance evaluation of the CEO, giving emphasis to management's performance relative to the performance goals established by the Board for that year.

  6.
  The Committee shall assure management continuity through annual review and approval of a succession plan for the CEO and review of the CEO's plans for other members of executive management.

  7.
  The Committee shall review and monitor the Company's Affirmative Action program.

  8.
  The Committee shall review reports and presentations from employee organizations, such as Llave and the Women's Professional Organization (WPO).

  9.
  The Committee shall review management's recommendations on health, retirement and other related employee benefit programs. The Committee shall approve new plans or substantive changes to existing programs in accordance with Board resolutions adopted February 19, 2002. The Committee shall review reports regarding the adequacy and diversity of the investment fund options under the Company's 401(k) plan and the educational programs provided to employees regarding participation in the 401(k) plan.

  10.
  The Committee shall review and approve any additional employee benefits plans and any amendments to employee benefits plans, including those currently in effect and those that may be added in the future, except:

  a.
  those plans and amendments that exclusively affect the benefits of employees included in a unit of employees covered by a collective bargaining agreement with a labor union;

    b.
    amendments that are not essential to the meaning of the plan;

    c.
    amendments that do not increase the costs of the plan by 10 percent or more over the costs of the plan in the prior year;

    d.
    amendments that do not alter the purpose of the plan;

    e.
    amendments that are required by applicable tax law;

    f.
    amendments that do not change the participants eligible to participate in the plan nor the intended benefits of the plan;

    g.
    amendments to correct obvious errors such as typographical or grammatical errors;

    h.
    amendments required by changes in legal requirements applicable to the plan; and

    i.
    amendments necessary to clarify the meaning of one or more provisions of the plan.

  11.
  The Committee shall review any additional employee benefits plans and amendments for which committee approval is not required.

  12.
  The Committee shall review and approve any employee benefits plan and amendment that is solely for the benefit of one or more officers.

  13.
  At least annually the Committee shall review management development and succession planning to assure the effectiveness of the process and identify areas of need.

  14.
  The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

  15.
  The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

For purposes of this Charter, "employee benefits plan" includes all plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the trusts or other funding mechanisms for the plans, and individually negotiated severance or deferred compensation agreements, whether or not covered by Section 3(3) of ERISA.

Directions to

PNM Resources, Inc.
 Annual Meeting of Shareholders

Tuesday, May 18, 2004—9:00 a.m.

South Broadway Cultural Center
1025 Broadway, SE—Albuquerque, NM

    PROXY

    Proxy Solicited on Behalf of the Board of Directors

    The undersigned appoints R.G. Armstrong, R.M. Chavez and J.A. Dobson, and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc., to be held at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, New Mexico, at 9:00 a.m., Mountain Daylight Time, on May 18, 2004 and at any continuation of the meeting, if adjourned, on all matters coming before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposals 1 and 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    Please date and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held jointly, each owner should sign. If stock is owned by a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

/x/	Please mark votes as in this example.

A VOTE "FOR" THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1.
Election of Directors Bonnie S. Reitz, Jeffry E. Sterba, Joan B. Woodard and Adelmo E. Archuleta

Mark one:

FOR all nominees listed above / /	WITHHOLD AUTHORITY to vote for all nominees listed above / /	FOR all nominees listed above except / / __________________________________
2. To approve the appointment of Deloitte & Touche LLP as independent accountants for 2004.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. Conduct other business properly brought up at the meeting.
__________________________________ Signature	_____________ Date
__________________________________ Signature (if held jointly)	_____________ Date

A VOTE "FOR" THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
PROPOSAL 1:	ELECTION OF DIRECTORS 01 Bonnie S. Reitz, 02 Jeffry E. Sterba, 03 Joan B. Woodard, and 04 Adelmo E. Archuleta.			PROPOSAL 2:	To approve the appointment of Deloitte & Touche LLP as independent accountants for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR all nominees listed above	WITHHOLD AUTHORITY to vote for all nominees	FOR ALL nominees listed above except
	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.	Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature _________________________ Signature _________________________ Date _________________________
Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------------------------------------------------------------------
 FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 12 noon Eastern Time on May 14, 2004

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/pnm		Telephone 1-800-435-6710		Mail Mark, sign and date your
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	proxy card and return it in the enclosed postage-paid envelope.

If you vote your voting authorization by Internet or by telephone, you do NOT need to mail back your proxy card.

YOUR VOTE IS IMPORTANT

You can view the Annual Report and Proxy Statement
on the Internet at www.pnm.com

VOTE AUTHORIZATION FORM

        I understand that The Vanguard Fiduciary Trust Company is the holder of record and custodian of all shares of PNM Resources common stock held by the PNM Resources, Inc. Retirement Savings Plan ("RSP") which are allocated to my RSP account. Further, I understand that my voting instructions are solicited on behalf of PNM Resources' Board of Directors for the Annual Meeting of Shareholders of PNM Resources to be held on May 18, 2004.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Dear RSP Participant:

        In connection with the Annual Meeting of Shareholders of PNM Resources, Inc. on May 18, 2004, you may direct the voting of shares of PNM Resources common stock held by the PNM Resources, Inc. Retirement Savings Plan ("RSP"), formerly known as the Master Employee Savings Plan and Trust, which are allocated to your account. Instructions are set forth below for providing your timely express directions over the Internet, by telephone, or by mail.

        The RSP requires us to provide voting instructions to the Trustee, The Vanguard Fiduciary Trust Company, for all shares held under the plan. Your voting directions will be received in confidence and tallied by the tabulator for PNM Resources, Mellon Investor Services, who will only provide us with the cumulative results of all of the express directions received, so that we may instruct the Trustee to vote your allocated shares in accordance with the express directions received from you. No individual participant vote information will be provided to us.

        If no timely express directions are received from you, then we shall instruct the Trustee to vote the shares allocated to your account as follows:

  •
  FOR the election of the four nominees for directors of PNM Resources.

  •
  FOR the appointment of Deloitte & Touche LLP as independent public accountants for 2004.

        The Corporate Investment Committee has authorized Terry Horn to attend the Annual Meeting and vote all the shares held in the RSP in accordance with his discretion on such other matters as may properly come before the meeting.

        We encourage you to direct the voting of the shares allocated to your RSP account by voting over the Internet or by telephone on or before May 14, 2004 at 12 noon, Eastern Time or by signing and mailing the vote authorization form so that it is received on May 14, 2004. If you vote over the Internet or by telephone, you may change your express voting directions up until the deadline for voting over the Internet or by telephone. Please note that the deadline for voting your RSP shares is earlier than for any shares held directly by you so that there is adequate time to instruct the Trustee to vote the RSP shares.

Sincerely,
Corporate Investment Committee,
Terry R. Horn Committee Chairperson

(Please note that this form is only for voting RSP shares. You must use the separate proxy card provided to you to vote shares held directly by you.)

A VOTE "FOR" THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
PROPOSAL 1:	ELECTION OF DIRECTORS 01 Bonnie S. Reitz, 02 Jeffry E. Sterba, 03 Joan B. Woodard, and 04 Adelmo E. Archuleta.			PROPOSAL 2:	To approve the appointment of Deloitte & Touche LLP as independent accountants for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR all nominees listed above	WITHHOLD AUTHORITY to vote for all nominees	FOR ALL nominees listed above except
	☐	☐	☐	PROPOSAL 3:	Conduct other business properly brought up at the meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.	Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature _________________________ Signature _________________________ Date _________________________
Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Vote by Internet or Telephone or Mail
 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 17, 2004

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/pnm		Telephone 1-800-435-6710		Mail Mark, sign and date your
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

YOUR VOTE IS IMPORTANT

You can view the Annual Report and Proxy Statement
on the Internet at www.pnm.com

P R O X Y	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints R. G. Armstrong, R. M. Chavez, and J. A. Dobson and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc., to be held at the South Broadway Cultural Center, 1025 Broadway, SE, Albuquerque, NM, at 9:00 a.m., Mountain Daylight Time, on May 18, 2004, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSALS 1 AND 2.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
Address Change/Comments (Mark the corresponding box on the reverse side)
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Fellow Shareholder,

Your company's Board of Directors cordially invites you to attend the 2004 Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 18, 2004, beginning at 9:00 a.m., at the South Broadway Cultural Center, 1025 Broadway SE, in Albuquerque, NM.

The Annual Meeting offers an opportunity to become acquainted with me and the other directors, together with all the members of the PNM Resources executive team, and to discuss our plans for the future. For shareholders who do not join us in person, we will be making my speech available on the pnm.com web site on the day of the meeting.

If you are unable to attend this year's meeting, please take a few moments to read the enclosed proxy statement and cast your vote for the election of directors and the appointment of our auditor for 2004. We are offering shareholders the option to register their votes by telephone, over the Internet, as well as with the traditional mail-in ballot or by casting your vote in person at the Annual Meeting.
On behalf of all the men and women who work for PNM Resources and PNM, I thank you for your continued confidence in us.
Sincerely,
Jeffry E. Sterba Chairman, President & CEO